EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Third quarter 2021 financial performance beats internal projections despite impact from Hurricane Ida
•Reported net loss of $6.9 million and $11.0 million for the three and nine months ended September 30, 2021, respectively
•Reported adjusted EBITDA of $21.5 million and $74.9 million for the three and nine months ended September 30, 2021, respectively
•Generated distributable cash flow of $5.2 and $25.3 million for the three and nine months ended September 30, 2021, respectively
•Declares quarterly distribution of $0.005 or $0.02 per unit annually

KILGORE, Texas, October 20, 2021 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the third quarter of 2021.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership stated, “The Partnership’s third quarter performance exceeded our expectations, and we now expect to meet the top end of the range of our 2021 financial guidance for adjusted EBITDA of $95 to $102 million.

“On August 29, 2021, Hurricane Ida made landfall in Louisiana as a Category 4 storm with sustained winds of 150 miles per hour. Despite this extremely dangerous event, I am happy to report there were no injuries to our employees, although some did suffer damage to homes and property. The Partnership sustained minimal damage to assets in and around Port Fourchon. Further, in the days and weeks following the storm we were able to provide alternative storage and terminalling services from our Galveston terminal as needed.

“Turning to our results, in the Terminalling and Storage segment, demand for lubricants and grease products remains strong and our distribution lanes have been able to fulfill customer requirements even as the supply chain has been disordered. Within the Sulfur Services segment, the pure sulfur business continues to improve along with increased refinery utilization. Further downstream fertilizer sales and margins are outperforming as commodity prices remain strong for corn and cotton. In Transportation, our marine equipment utilization continues to increase as fundamentals in the industry improve and demand for trucking services remains elevated resulting in improved economics for the business segment.

“Finally, as is typical, the Natural Gas Liquids segment substantially increased butane inventory volumes in the third quarter to meet our customers' requirements throughout the winter gasoline blending season. Since this inventory build is concurrent with our weakest cash flow quarter due to the seasonality of both the fertilizer and butane businesses, a temporary rise in leverage occurs. Accordingly, at September 30, 2021, leverage increased to 5.5 times from 5.3 times at June 30, 2021. However, this increase is transitory and leverage is expected to significantly decrease by year-end, driven by the Partnership’s reduced working capital needs and strong financial performance.”

THIRD QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended September 30, 2021 and 2020 was $4.4 million and $7.0 million, respectively.

Adjusted segment EBITDA for T&S was $11.2 million and $14.2 million, for the three month periods ended September 30, 2021 and 2020, respectively, reflecting increased utilities expense coupled with expired capital recovery fees at the Smackover Refinery, the disposition of our Mega Lubricants business in the 4th quarter of 2020, and increased utilities and repairs and maintenance expense at our Specialty Terminals.

TRANSPORTATION

Transportation Operating Income for the three months ended September 30, 2021 and 2020 was $3.9 million and $1.1 million, respectively.

Adjusted segment EBITDA for Transportation was $7.6 million and $5.5 million for the three months ended September 30, 2021 and 2020, respectively, reflecting higher rates counterbalanced by rising labor and operating costs along with increased land transportation load count, offset by lower marine day rates coupled with a reduction in marine equipment.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended September 30, 2021 and 2020 was $2.3 million and $5.6 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $4.9 million and $4.2 million for the three months ended September 30, 2021 and 2020, respectively, reflecting increased fertilizer volumes and margins offset by lower sulfur volumes during the third quarter of 2021.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income for the three months ended September 30, 2021 and 2020 was $1.6 million and $1.8 million, respectively.

Adjusted segment EBITDA for NGL was $1.8 million and $2.8 million for the three months ended September 30, 2021 and 2020, respectively, primarily reflecting a decrease in volumes as 2020 benefited from an increased seasonal demand, offset by higher NGL margins.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended September 30, 2021 and 2020 were $4.0 million and $4.5 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended September 30, 2021 and 2020 were $4.0 million and $4.2 million, respectively, primarily reflecting a reduction in overhead allocated from Martin Resource Management.

LIQUIDITY

At September 30, 2021, the Partnership had $208.5 million drawn on its $275 million revolving credit facility, an increase of $29 million from June 30, 2021. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 5.5 times and 5.3 times on September 30, 2021 and June 30, 2021, respectively. The Partnership was in compliance with all debt covenants as of September 30, 2021.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended September 30, 2021. The distribution is payable on November 12, 2021 to common unitholders of record as of the close of business on November 5, 2021. The ex-dividend date for the cash distribution is November 4, 2021.

QUALIFIED NOTICE TO NOMINEES

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

COVID-19 RESPONSE

The Partnership continues to evaluate protocols in response to the COVID-19 pandemic, including the impact of variants of COVID-19, such as the Delta variant. Where possible, employee work from home initiatives remain and travel restrictions have been lifted. Employees are encouraged to continue to exercise safety measures to protect the welfare of each other and the communities they serve.

RESULTS OF OPERATIONS

The Partnership had a net loss for the three months ended September 30, 2021 of $6.9 million, a loss of $0.17 per limited partner unit. The Partnership had a net loss for the three months ended September 30, 2020 of $10.8 million, a loss of $0.27 per limited partner unit. Adjusted EBITDA for the three months ended September 30, 2021 was $21.5 million compared to the three months ended September 30, 2020 of $22.5 million. Distributable cash flow for the three months ended September 30, 2021 was $5.2 million compared to the three months ended September 30, 2020 of $8.1 million.

The Partnership had a net loss for the nine months ended September 30, 2021 of $11.0 million, a loss of $0.28 per limited partner unit. The Partnership had a net loss for the nine months ended September 30, 2020 of $4.2 million, a loss of $0.11 per limited partner unit. Adjusted EBITDA for the nine months ended September 30, 2021 was $74.9 million compared to the nine months ended September 30, 2020 of $77.5 million. Distributable cash flow for the nine months ended September 30, 2021 was $25.3 million compared to the nine months ended September 30, 2020 of $38.9 million.

Revenues for the three months ended September 30, 2021 were $211.3 million compared to the three months ended September 30, 2020 of $152.5 million. Revenues for the nine months ended September 30, 2021 were $596.5 million compared to the nine months ended September 30, 2020 of $492.1 million.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s adjusted EBITDA for the third quarter 2021 to the Partnership's adjusted EBITDA for the third quarter 2020.

Investors' Conference Call

Date: Thursday, October 21, 2021
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (833) 900-2251
Conference ID: 8571037

Replay Dial In # (800) 585-8367 – Conference ID: 8571037

A webcast of the conference call will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn and Facebook.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to guidance or to financial or operational estimates or projections rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA, (3) distributable cash flow and (4) adjusted free cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. The Partnership defines Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the

Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow as Adjusted EBITDA less cash paid for interest, cash paid for income taxes, maintenance capital expenditures, and plant turnaround costs. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. Adjusted free cash flow is defined as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by the Partnership's management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. The Partnership believes that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. The Partnership's calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

EBITDA, adjusted EBITDA, distributable cash flow, and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Contact:

Sharon Taylor - Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Cash	$6,783	$4,958
Accounts and other receivables, less allowance for doubtful accounts of $272 and $261, respectively	75,676	52,748
Inventories	98,139	54,122
Due from affiliates	10,133	14,807
Other current assets	10,441	8,991
Total current assets	201,172	135,626

Property, plant and equipment, at cost	894,767	889,108
Accumulated depreciation	(543,309)	(509,237)
Property, plant and equipment, net	351,458	379,871

Goodwill	16,823	16,823
Right-of-use assets	21,267	22,260
Deferred income taxes, net	20,834	22,253
Other assets, net	2,684	2,805
Total assets	$614,238	$579,638

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$240	$31,497
Trade and other accounts payable	73,273	51,900
Product exchange payables	1,387	373
Due to affiliates	5,469	435
Income taxes payable	401	556
Fair value of derivatives	5,049	207
Other accrued liabilities	21,696	34,407
Total current liabilities	107,515	119,375

Long-term debt, net	547,090	484,597
Finance lease obligations	108	289
Operating lease liabilities	14,960	15,181
Other long-term obligations	8,721	7,067
Total liabilities	678,394	626,509

Commitments and contingencies
Partners’ capital (deficit)	(58,157)	(46,871)
Accumulated other comprehensive loss	(5,999)	—
Total partners’ capital (deficit)	(64,156)	(46,871)
Total liabilities and partners' capital (deficit)	$614,238	$579,638

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Terminalling and storage *	$18,980	$20,706	$56,060	$61,088
Transportation *	39,079	31,938	103,820	102,364
Sulfur services	2,950	2,915	8,849	8,744
Product sales: *
Natural gas liquids	91,764	52,350	257,081	164,860
Sulfur services	27,887	18,965	95,109	74,879
Terminalling and storage	30,598	25,659	75,606	80,119
	150,249	96,974	427,796	319,858
Total revenues	211,258	152,533	596,525	492,054

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	85,137	44,908	225,862	139,036
Sulfur services *	20,266	13,313	65,657	46,167
Terminalling and storage *	24,167	19,124	58,895	64,242
	129,570	77,345	350,414	249,445
Expenses:
Operating expenses *	50,098	43,105	142,045	138,589
Selling, general and administrative *	9,739	10,339	29,308	30,659
Depreciation and amortization	13,945	15,276	42,862	45,858
Total costs and expenses	203,352	146,065	564,629	464,551

Other operating income (loss), net	61	23	(610)	2,548
Gain on involuntary conversion of property, plant and equipment	186	4,522	186	4,522
Operating income	8,153	11,013	31,472	34,573

Other income (expense):
Interest expense, net	(14,110)	(12,943)	(40,372)	(32,245)
Gain on retirement of senior unsecured notes	—	—	—	3,484
Loss on exchange of senior unsecured notes	—	(8,516)	—	(8,516)
Other, net	—	—	(1)	7
Total other expense	(14,110)	(21,459)	(40,373)	(37,270)

Net loss before taxes	(5,957)	(10,446)	(8,901)	(2,697)
Income tax expense	(954)	(373)	(2,111)	(1,510)
Net loss	(6,911)	(10,819)	(11,012)	(4,207)
Less general partner's interest in net loss	138	216	220	84
Less loss allocable to unvested restricted units	20	53	30	8
Limited partners' interest in net loss	$(6,753)	$(10,550)	$(10,762)	$(4,115)

Net loss per unit attributable to limited partners - basic	$(0.17)	$(0.27)	$(0.28)	$(0.11)
Net loss per unit attributable to limited partners - diluted	$(0.17)	$(0.27)	$(0.28)	$(0.11)
Weighted average limited partner units - basic	38,687,874	38,661,852	38,689,434	38,654,891
Weighted average limited partner units - diluted	38,687,874	38,661,852	38,689,434	38,654,891

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:*
Terminalling and storage	$15,866	$15,902	$46,741	$47,718
Transportation	5,564	5,514	14,463	16,801
Product Sales	68	69	253	199
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,441	2,512	7,379	7,833
Terminalling and storage	7,259	4,303	18,863	14,329
Expenses:
Operating expenses	20,088	18,915	58,046	60,126
Selling, general and administrative	7,659	8,356	23,624	24,723

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net loss	$(6,911)	$(10,819)	$(11,012)	$(4,207)
Changes in fair values of commodity cash flow hedges	(5,999)	—	(5,999)	—
Comprehensive loss	$(12,910)	$(10,819)	$(17,011)	$(4,207)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - January 1, 2020	38,863,389	$(38,342)	$2,146	$—	$(36,196)
Net loss	—	(4,123)	(84)	—	(4,207)
Issuance of restricted units	81,000	—	—	—	—
Forfeiture of restricted units	(84,134)	—	—	—	—
Cash distributions	—	(5,019)	(102)	—	(5,121)
Unit-based compensation	—	1,070	—	—	1,070
Purchase of treasury units	(7,748)	(9)	—	—	(9)
Balances - September 30, 2020	38,852,507	$(46,423)	$1,960	$—	$(44,463)

Balances - January 1, 2021	38,851,174	$(48,776)	$1,905	$—	$(46,871)
Net loss	—	(10,792)	(220)	—	(11,012)
Issuance of restricted units	42,168	—	—	—	—
Forfeiture of restricted units	(83,436)	—	—	—	—
Cash distributions	—	(581)	(12)	—	(593)
Unit-based compensation	—	336	—	—	336
Changes in fair values of commodity cash flow hedges	—	—	—	(5,999)	(5,999)
Purchase of treasury units	(7,156)	(17)	—	—	(17)
Balances - September 30, 2021	38,802,750	$(59,830)	$1,673	$(5,999)	$(64,156)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(11,012)	$(4,207)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42,862	45,858
Amortization of deferred debt issuance costs	2,585	2,674
Amortization of premium on notes payable	—	(191)
Deferred income tax expense	1,419	1,202
Loss on sale of property, plant and equipment, net	610	153
Gain on involuntary conversion of property, plant and equipment	(186)	(4,522)
Non-cash impact related to exchange of senior unsecured notes	—	(749)
Gain on retirement of senior unsecured notes	—	(3,484)
Derivative (income) loss	1,825	(815)
Net cash received (paid) for commodity derivatives	(2,982)	539
Non-cash unit-based compensation	336	1,070
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(22,924)	30,012
Product exchange receivables	—	(212)
Inventories	(44,353)	(15,184)
Due from affiliates	4,674	(1,103)
Other current assets	(1,912)	(6,130)
Trade and other accounts payable	21,092	(17,117)
Product exchange payables	1,014	(1,278)
Due to affiliates	5,034	(1,003)
Income taxes payable	(155)	(137)
Other accrued liabilities	(10,536)	(5,534)
Change in other non-current assets and liabilities	203	(692)
Net cash provided by (used in) operating activities	(12,406)	19,150

Cash flows from investing activities:
Payments for property, plant and equipment	(11,449)	(23,705)
Payments for plant turnaround costs	(2,679)	(637)
Proceeds from involuntary conversion of property, plant and equipment	274	7,203
Proceeds from sale of property, plant and equipment	225	4,392
Net cash used in investing activities	(13,629)	(12,747)

Cash flows from financing activities:
Payments of long-term debt	(211,790)	(253,637)
Payments under finance lease obligations	(2,648)	(4,021)
Proceeds from long-term debt	243,500	259,019
Purchase of treasury units	(17)	(9)
Payment of debt issuance costs	(592)	(3,628)
Cash distributions paid	(593)	(5,121)
Net cash provided by (used in) financing activities	27,860	(7,397)

Net increase (decrease) in cash	1,825	(994)
Cash at beginning of period	4,958	2,856
Cash at end of period	$6,783	$1,862
Non-cash additions to property, plant and equipment	$749	$1,432

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands, except BBL per day)
Revenues:
Services	$20,628	$22,512	$(1,884)	(8)%
Products	30,598	25,676	4,922	19%
Total revenues	51,226	48,188	3,038	6%

Cost of products sold	24,618	20,381	4,237	21%
Operating expenses	13,789	12,064	1,725	14%
Selling, general and administrative expenses	1,528	1,537	(9)	(1)%
Depreciation and amortization	7,049	7,294	(245)	(3)%
	4,242	6,912	(2,670)	(39)%
Other operating income, net	11	1	10	1,000%
Gain on involuntary conversion of property, plant and equipment	186	62	124	200%
Operating income	$4,439	$6,975	$(2,536)	(36)%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands, except BBL per day)
Revenues:
Services	$60,945	$66,115	$(5,170)	(8)%
Products	75,639	80,183	(4,544)	(6)%
Total revenues	136,584	146,298	(9,714)	(7)%

Cost of products sold	60,318	68,066	(7,748)	(11)%
Operating expenses	39,246	37,269	1,977	5%
Selling, general and administrative expenses	4,495	4,594	(99)	(2)%
Depreciation and amortization	21,150	22,022	(872)	(4)%
	11,375	14,347	(2,972)	(21)%
Other operating income (loss), net	6	(3,053)	3,059	100%
Gain on involuntary conversion of property, plant and equipment	186	62	124	200%
Operating income	$11,567	$11,356	$211	2%

Shore-based throughput volumes (guaranteed minimum) (gallons)	60,000	60,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues	$42,568	$35,712	$6,856	19%
Operating expenses	33,053	28,144	4,909	17%
Selling, general and administrative expenses	1,920	2,050	(130)	(6)%
Depreciation and amortization	3,710	4,412	(702)	(16)%
	3,885	1,106	2,779	251%
Other operating income, net	42	21	21	100%
Operating income	$3,927	$1,127	$2,800	248%

Comparative Results of Operations for the Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues	$114,886	$116,145	$(1,259)	(1)%
Operating expenses	94,042	91,637	2,405	3%
Selling, general and administrative expenses	5,578	6,243	(665)	(11)%
Depreciation and amortization	12,039	13,020	(981)	(8)%
	$3,227	$5,245	$(2,018)	(38)%
Other operating income (loss), net	59	(1,174)	1,233	105%
Operating income	$3,286	$4,071	$(785)	(19)%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues:
Services	$2,950	$2,915	$35	1%
Products	27,887	18,965	8,922	47%
Total revenues	30,837	21,880	8,957	41%

Cost of products sold	21,799	14,141	7,658	54%
Operating expenses	2,849	2,501	348	14%
Selling, general and administrative expenses	1,321	1,166	155	13%
Depreciation and amortization	2,594	2,953	(359)	(12)%
	2,274	1,119	1,155	103%
Other operating income, net	8	1	7	700%
Operating income	$2,282	$1,120	$1,162	104%

Sulfur (long tons)	145	154	(9)	(6)%
Fertilizer (long tons)	57	44	13	30%
Total sulfur services volumes (long tons)	202	198	4	2%

Comparative Results of Operations for the Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Revenues:
Services	$8,849	$8,744	$105	1%
Products	95,109	74,892	20,217	27%
Total revenues	103,958	83,636	20,322	24%

Cost of products sold	69,619	49,546	20,073	41%
Operating expenses	7,662	8,553	(891)	(10)%
Selling, general and administrative expenses	3,777	3,535	242	7%
Depreciation and amortization	7,882	8,978	(1,096)	(12)%
	15,018	13,024	1,994	15%
Other operating income, net	14	6,777	(6,763)	(100)%
Gain on involuntary conversion of property, plant and equipment	—	4,460	(4,460)	(100)%
Operating income	$15,032	$24,261	$(9,229)	(38)%

Sulfur (long tons)	364	503	(139)	(28)%
Fertilizer (long tons)	236	209	27	13%
Total sulfur services volumes (long tons)	600	712	(112)	(16)%

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Products revenues	$91,764	$52,350	$39,414	75%
Cost of products sold	87,551	47,723	39,828	83%
Operating expenses	1,088	1,039	49	5%
Selling, general and administrative expenses	954	1,117	(163)	(15)%
Depreciation and amortization	592	617	(25)	(4)%
Operating income	$1,579	$1,854	$(275)	(15)%

NGL sales volumes (Bbls)	1,435	1,723	(288)	(17)%

Comparative Results of Operations for the Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30,		Variance	Percent Change
	2021	2020
	(In thousands)
Products revenues	$257,081	$164,865	$92,216	56%
Cost of products sold	234,239	148,562	85,677	58%
Operating expenses	3,144	3,128	16	1%
Selling, general and administrative expenses	3,858	3,194	664	21%
Depreciation and amortization	1,791	1,838	(47)	(3)%
	14,049	8,143	5,906	73%
Other operating loss, net	(689)	(2)	(687)	(34,350)%
Operating income	$13,360	$8,141	$5,219	64%

NGL sales volumes (Bbls)	4,839	5,892	(1,053)	(18)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2021	2020			2021	2020
	(In thousands)				(In thousands)
Unallocated selling, general and administrative expenses	$4,074	$4,523	$(449)	(10)%	$11,773	$13,256	$(1,483)	(11)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2021 and 2020.

Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss	$(6,911)	$(10,819)	$(11,012)	$(4,207)
Adjustments:
Interest expense, net	14,110	12,943	40,372	32,245
Income tax expense	954	373	2,111	1,510
Depreciation and amortization	13,945	15,276	42,862	45,858
EBITDA	22,098	17,773	74,333	75,406
Adjustments:
(Gain) loss on sale of property, plant and equipment, net	(61)	(22)	610	153
Gain on involuntary conversion of property, plant and equipment	(186)	(4,522)	(186)	(4,522)
Unrealized mark-to-market on commodity derivatives	(412)	393	(207)	(276)
Non-cash insurance related accruals	—	—	—	250
Lower of cost or market adjustments	—	35	—	370
Loss on exchange of senior unsecured notes	—	8,516	—	8,516
Gain on repurchase of senior unsecured notes	—	—	—	(3,484)
Non-cash unit-based compensation	48	361	336	1,070
Adjusted EBITDA	21,487	22,534	74,886	77,483
Adjustments:
Interest expense, net	(14,110)	(12,943)	(40,372)	(32,245)
Income tax expense	(954)	(373)	(2,111)	(1,510)
Amortization of debt premium	—	(38)	—	(191)
Amortization of deferred debt issuance costs	1,064	1,683	2,585	2,674
Deferred income tax expense	661	184	1,419	1,202
Payments for plant turnaround costs	(985)	(406)	(2,679)	(637)
Maintenance capital expenditures	(1,945)	(2,576)	(8,386)	(7,882)
Distributable Cash Flow	$5,218	$8,065	$25,342	$38,894
Adjustments:
Expansion capital expenditures	$(1,367)	$(1,951)	$(3,344)	$(9,882)
Principal payments under finance lease obligations	(57)	(799)	(2,648)	(4,021)
Adjusted Free Cash Flow	$3,794	$5,315	$19,350	$24,991